NL INDUSTRIES, INC.                    Contact:      Gregory M. Swalwell
Three Lincoln Centre                                 Vice President, Finance
5430 LBJ Freeway, Suite 1700                         (972) 450-4228
Dallas, Texas   75240-2697
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PRESS RELEASE
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[LOGO GOES HERE]

FOR IMMEDIATE RELEASE



           NL INDUSTRIES, INC. ANNOUNCES 2003 FOURTH QUARTER DIVIDEND


         DALLAS, TEXAS - October 21, 2003 - NL Industries, Inc. (NYSE: NL) announced that its board of directors has declared a regular quarterly dividend of twenty cents per share on its common stock, payable on December 29, 2003 to shareholders of record at the close of business on December 12, 2003.

         NL Industries, Inc. is a major international producer of titanium dioxide pigments.

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